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                                                                    EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP

We consent to the use of our report dated March 14, 2003 and our report dated April 18, 2002 (except as to Note 25(f) which is as of April 22, 2002) appearing in this Registration Statement on Form 40-F of Ivanhoe Mines Ltd. dated November 17, 2003.

(Signed) Deloitte & Touche LLP
Vancouver, British Columbia
Canada
November 17, 2003